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                                                                       Exhibit 8

                             JOINT FILING AGREEMENT

In accordance with Rule 13d-1(f) promulgated under the Securities Exchange Act of 1934, the undersigned agree to the joint filing of a Statement on Schedule 13D (including any and all amendments thereto) with respect to the shares of Class A Common Stock, no par value per share, of Western Wireless Corporation, and further agree that this Joint Filing Agreement be included as an Exhibit thereto. In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement.

May 30, 1996

             GS CAPITAL PARTNERS, L.P.

                By:  GS Advisors, L.P.,
                     its general partner

                By:  GS Advisors, Inc.,
                     its general partner

                By:  \s\ Richard A. Friedman
                     ------------------------
                     Name:  Richard A. Friedman
                     Title:     President

             GS ADVISORS, L.P.

                By:  GS Advisors, Inc.
                     its general partner
                By:  \s\ Richard A. Friedman
                     -----------------------
                     Name:  Richard A. Friedman
                     Title:  President


             GOLDMAN, SACHS & CO.

                By:  \s\ Richard A. Friedman
                     ------------------------
                     Name:  Richard A. Friedman
                     Title:   General Partner

             THE GOLDMAN SACHS GROUP, L.P.

                By:  \s\ Richard A. Friedman
                     ------------------------
                     Name:  Richard A. Friedman
                     Title:  General Partner



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